Exhibit 10.1
SIXTH AMENDMENT TO
FINANCING AGREEMENT
THIS SIXTH AMENDMENT TO FINANCING AGREEMENT (this “Amendment”), dated this 5th day of March, 2010, and becoming effective as described in Section 3.2 hereof, is made by and among:
CROWN CRAFTS, INC., a Delaware corporation (“CCI”);
CHURCHILL WEAVERS, INC., a Kentucky corporation (“Weavers”);
HAMCO, INC., a Louisiana corporation (“Hamco”);
CROWN CRAFTS INFANT PRODUCTS, INC., a Delaware corporation (“CCIP”; together with CCI, Weavers and Hamco, the “Companies” and each a “Company”); and
THE CIT GROUP/COMMERCIAL SERVICES, INC., a New York corporation (“CIT”), to the Financing Agreement, dated July 11, 2006 (as amended, modified, restated or supplemented from time to time, the “Financing Agreement”), among CIT and the Companies. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Financing Agreement.
RECITALS
A. Pursuant to the Financing Agreement, CIT has agreed to make loans and extend credit to the Companies in the amounts, upon the terms and subject to the conditions contained therein.
B. CCI, Hamco, CCIP and CIT are parties to a Commitment Letter, dated February 8, 2010 (the “Commitment Letter”), pursuant to which, and upon the terms and conditions contained therein, CCI, Hamco, CCIP and CIT have agreed to extend the Termination Date and make certain other modifications to the Financing Agreement, all as more fully described therein.
C. The Commitment Letter terminates if definitive documentation with respect to the extended credit facility described therein has not been executed, and such extended credit facility closed, on or before July 11, 2010.
D. The Companies desire to enter into this Amendment on the date hereof to provide for the modifications to the Financing Agreement described in the Commitment Letter to become effective on July 11, 2010.

E. The Companies also desire that the modifications to the Financing Agreement described in the Commitment Letter become effective as against all of the Companies and that Weavers remain a Company under the Financing Agreement on and after July 11, 2010, notwithstanding anything that may appear to the contrary in the Commitment Letter.
F. CIT has agreed to such request, subject to the terms and conditions contained herein, and to accomplish the foregoing, the Companies and CIT desire to enter into this Amendment.
STATEMENT OF AGREEMENT
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Companies and CIT hereby agree as follows:
ARTICLE I
AMENDMENTS TO FINANCING AGREEMENT
Subject to Section 3.2 hereof, the Financing Agreement is hereby amended as follows:
1.1 Definitions. Section 1.1 of the Financing Agreement is amended as follows:
(a) The defined term “Applicable Margin” is amended in its entirety to read as follows:
“Applicable Margin shall mean 1.0% for Chase Bank Rate Loans and 3% for LIBOR Loans.”
(b) The defined term “Early Termination Fee” is amended in its entirety to read as follows:
“Early Termination Fee shall mean an amount equal to the product obtained by multiplying (a) the maximum amount of the Revolving Line of Credit times (b) (i) two percent (2.0%) if the Early Termination Date occurs on or before July 11, 2011, (ii) one percent (1.0%) if the Early Termination Date occurs after July 11, 2011 but on or before July 11, 2012 and (iii) one-half percent (0.5%) if the Early Termination Date occurs after July 11, 2012 but before the Termination Date.”
(c) The defined term “Financial Covenant Applicability Date” is amended in its entirety to read as follows:
“Financial Covenant Applicability Date shall mean any date on which Net Availability is less than $6,000,000.”

(d) The defined term “Financial Covenant Inapplicability Date” is amended in its entirety to read as follows:
“Financial Covenant Inapplicability Date shall mean any date after the occurrence of any Financial Covenant Applicability Date on which Net Availability is equal to or greater than $6,000,000.”
(e) The defined term “Permitted Distributions” is amended in its entirety to read as follows:
“Permitted Distributions shall mean:
(a) dividends from a wholly-owned subsidiary of a Company to such Company;
(b) dividends payable solely in stock or other equity interests of the Companies; and
(c) provided no Default or Event of Default exists at the time of the proposed payment thereof, cash dividends on CCI’s common stock not to exceed the sum of $500,000 in any calendar quarter.”
(f) The defined term “Revolving Line of Credit Fee” is amended by deleting therefrom the words and figure “fifteen hundredths percent (0.15%)” and by substituting in lieu thereof the words and figure “one quarter percent (0.25%).”
(g) The defined term “Termination Date” is amended in its entirety to read as follows:
“Termination Date shall mean July 11, 2013.”
1.2 Exhibits. Exhibit B attached to this Amendment is made Exhibit B to the Financing Agreement.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
The Companies hereby represent and warrant to CIT that:
2.1 Compliance With the Financing Agreement. As of the execution of this Amendment, each Company is in compliance with all of the terms and provisions set forth in the Financing Agreement and the other Loan Documents to be observed or performed by such Company.

2.2 Representations in Financing Agreement. The representations and warranties of each Company set forth in the Financing Agreement and the other Loan Documents are true and correct in all material respects except to the extent that such representations and warranties relate solely to or are specifically expressed as of a particular date or period which is past or expired as of the date hereof.
2.3 No Event of Default. No Default or Event of Default exists.
ARTICLE III
MODIFICATION OF LOAN DOCUMENTS; CONDITIONS PRECEDENT
3.1 Loan Documents. The Financing Agreement and the other Loan Documents are amended to provide that any reference therein to the Financing Agreement shall mean, unless otherwise specifically provided, the Financing Agreement as amended hereby, and as further amended, restated, supplemented or modified from time to time.
3.2 Conditions Precedent. This Amendment shall become effective and be deemed effective as of 12:00 a.m., Charlotte, North Carolina time, July 11, 2010 (the “Effective Time”), provided the following conditions precedent have been satisfied or waived by CIT:
(a) CIT shall have received the following documents, each to be in form and content satisfactory to CIT and its counsel:
(i) this Amendment, duly executed by the Companies;
(ii) concurrently with receipt of this Amendment, amendments to the CCIP Factoring Agreement and the Hamco Factoring Agreement, duly executed by CCIP and Hamco, conforming the term and termination provisions therein to those provisions contained in this Amendment;
(iii) concurrently with receipt of this Amendment, certificates of the Secretary or Assistant Secretary of each Company, certifying as to the incumbency and signature of the officer(s) executing this Amendment on behalf of each Company, and to which are attached (a) the bylaws of such Company, (b) the articles of incorporation of such Company, certified by the Secretary of State or other appropriate official of the state in which such company is incorporated, (c) certificates of good standing or existence from the Secretary of State or other appropriate official of the state in which such company is incorporated and (d) copies of the resolutions of the Board of Directors of each Company authorizing the execution, delivery and performance of this Amendment;
(iv) on July 9, 2010, an executed certificate from E. Randall Chestnut or another officer of each Company acceptable to CIT, substantially in the form attached hereto as Exhibit A certifying that as of the date thereof, after giving effect to the effectiveness of this Amendment, (x) the representations and warranties contained in the Financing Agreement are true and correct in all material respects, (y) each Company is in compliance with all of the terms and provisions set forth in the Financing Agreement and (z) no Default or Event of Default exists; and

(v) such other documents, instruments and agreements as CIT shall reasonably request in connection with the foregoing matters.
(b) From the date of this Amendment through the Effective Time, there shall not have occurred any event, condition or state of facts which would reasonably be expected to have a Material Adverse Effect, as reasonably determined by CIT.
(c) At the Effective Time, no Default or Event of Default exists.
For the avoidance of doubt, it is understood and agreed that if the conditions precedent described in this Article III are not satisfied or waived by the Effective Time, this Amendment shall be deemed to be null and void and of no further force and effect whatsoever.
ARTICLE IV
GENERAL
4.1 Full Force and Effect. As expressly amended hereby, the Financing Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Financing Agreement and the other Loan Documents, “hereinafter,” “hereto,” “hereof,” or words of similar import, shall, unless the context otherwise requires, mean the Financing Agreement or the other Loan Documents, as the case may be, as amended by this Amendment.
4.2 Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York.
4.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.
4.4 Further Assurances. The Companies shall execute and deliver to CIT such documents, certificates and opinions as CIT may reasonably request to effect the amendments contemplated by this Amendment.
4.5 Headings. The headings of this Amendment are for the purpose of reference only and shall not effect the construction of this Amendment.
4.6 Expenses. The Companies shall reimburse CIT for CIT’s legal fees and expenses (whether in-house or outside) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and all other agreements and documents contemplated hereby.

4.7 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH COMPANY AND CIT WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE FINANCING AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.
[signatures appear on the following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers to be effective on the day and year first above written.

CCI: CROWN CRAFTS, INC.
By:	/s/ Olivia Elliott
Olivia Elliott
CFO

WEAVERS: CHURCHILL WEAVERS, INC.
By:	/s/ Olivia Elliott
Olivia Elliott
CFO

HAMCO: HAMCO, INC.
By:	/s/ Olivia Elliott
Olivia Elliott
CFO

CCIP: CROWN CRAFTS INFANT PRODUCTS, INC.
By:	/s/ Olivia Elliott
Olivia Elliott
CFO

[signatures continue on the following page]

CIT: THE CIT GROUP/COMMERCIAL SERVICES, INC.
By:	/s/ Vernon Wells
Vernon Wells
Vice President